UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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[   ] Soliciting Material Pursuant to ss. 240.14a-12

SENECA FOODS CORPORATION
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SENECA FOODS CORPORATION

3736 South Main Street

Marion, New York 14505

July 1, 2011

Dear Shareholder:

You are cordially invited to the 2011 Annual Meeting of Shareholders of Seneca Foods Corporation (the “Company”), to be held on August 4, 2011 at 12:00 Noon, Eastern Daylight Time, at the Company’s Offices, 3736 South Main Street, Marion, New York 14505.

Information about the Annual Meeting is included in the Notice of Annual Meeting of Shareholders and Proxy Statement which follow.

It is important that your shares of Common Stock be represented at the Annual Meeting.  Whether or not you plan to attend the Annual Meeting, I urge you to give your immediate attention to voting.  Please review the enclosed materials, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Very truly yours,

/s/Kraig H. Kayser

KRAIG H. KAYSER

President and Chief Executive Officer

SENECA FOODS CORPORATION

3736 South Main Street

Marion, New York 14505

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 4, 2011

To the Shareholders:

The 2011 Annual Meeting of Shareholders of Seneca Foods Corporation (the “Company”) will be held at the Company’s Offices, 3736 South Main Street, Marion, New York 14505, on Thursday, August 4, 2011 at 12:00 Noon, Eastern Daylight Time, for the following purposes:

1.	To elect three directors to serve until the Annual Meeting of shareholders in 2014 and until each of their successors is duly elected and shall qualify;

2.	To provide an advisory vote on executive compensation;

3.	To provide an advisory vote on the frequency of future advisory votes on executive compensation;

4.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on June 24, 2011 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

The prompt return of your proxy will avoid delay and save the expense involved in further communication.  The proxy may be revoked by you at any time prior to its exercise, and the giving of your proxy will not affect your right to vote in person if you wish to attend the Annual Meeting.

By Order of the Board of Directors

                     /s/Jeffrey L. Van Riper

JEFFREY L. VAN RIPER

Secretary

DATED:  July 1, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on August 4, 2011.  This proxy statement, form of proxy and the Company’s annual report are available at http://www.senecafoods.com/companyprofile/investor.shtml.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE 2011 ANNUAL MEETING	1
PROPOSAL ONE: ELECTION OF DIRECTORS	4
Information Concerning Directors	4
BOARD GOVERNANCE	6
Independent Directors	6
Leadership Structure	6
Board Oversight of Risk Management	7
Committees and Meeting Data	7
Nominating Procedures	8
Board Attendance at Meetings	8
Shareholder Communication With the Board	8
Report of the Audit Committee	8
EXECUTIVE OFFICERS	10
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS	11
Compensation Discussion and Analysis	11
Report of the Compensation Committee	14
Summary Compensation Table	15
Grants of Plan-Based Awards in Fiscal Year 2011	16
Outstanding Equity Awards at 2011 Fiscal Year-End	16
Option Exercises and Stock Vested in Fiscal Year 2011	17
Pension Benefits	17
Compensation of Directors	18
Compensation Committee Interlocks	18
Certain Transactions and Relationships	18
OWNERSHIP OF COMPANY STOCK	20
Security Ownership of Certain Beneficial Owners	20
Security Ownership of Management and Directors	23
Section 16(a) Beneficial Ownership Reporting Compliance	24
PROPOSAL TWO: TO PROVIDE AN ADVISORY ON EXECUTIVE COMPENSATION	25
PROPOSAL THREE: TO PROVIDE AN ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISIORY VOTES ON EXECUTIVE COMPENSATION	25
PROPOSAL FOUR: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM	26
Principal Accountant Fees and Services	26
OTHER MATTERS	27
SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING	27
Proposals for the Company’s Proxy Material	27
Proposals to be Introduced at the Annual Meeting but not Intended to be Included
in the Company’s Proxy Material	27

PROXY STATEMENT

QUESTIONS AND ANSWERS

ABOUT THE 2011 ANNUAL MEETING

Why did I receive this proxy?

The Board of Directors of Seneca Foods Corporation (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Shareholders.  The Annual Meeting will be held Thursday, August 4, 2011, at 12:00 Noon, Eastern Daylight Time, at the Company’s Offices, 3736 South Main Street, Marion, New York 14505.  This proxy statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting.  You do not need to attend the Annual Meeting in person in order to vote.

Who is entitled to vote?

All record holders of the Company’s voting stock as of the close of business on June 24, 2011 (the “Record Date”) are entitled to vote at the Annual Meeting.  As of the Record Date, the following shares of voting stock were issued and outstanding: (i) 9,607,809 shares of Class A common stock, $0.25 par value per share (“Class A Common Stock”); (ii) 2,127,822 shares of Class B common stock, $0.25 par value per share (“Class B Common Stock”, and together with the Class A Common Stock, sometimes collectively referred to as the “Common Stock”); (iii) 200,000 shares of Six Percent (6%) Cumulative Voting Preferred Stock, $0.25 par value per share (“6% Preferred Stock”); (iv) 407,240 shares of 10% Cumulative Convertible Voting Preferred Stock - Series A, $0.25 stated value per share (“10% Series A Preferred Stock”); and (v) 400,000 shares of 10% Cumulative Convertible Voting Preferred Stock - Series B, $0.25 stated value per share (“10% Series B Preferred Stock”).

How many votes do I have?

Each share of Class B Common Stock, 10% Series A Preferred Stock, and 10% Series B Preferred Stock is entitled to one vote on each item submitted to you for consideration.  Each share of Class A Common Stock is entitled to one-twentieth (1/20) of one vote on each item submitted to you for consideration.  Each share of 6% Preferred Stock is entitled to one vote, but only with respect to the election of directors.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards to ensure that all your shares are voted.

How do I vote?

•	By Mail: Vote, sign, date your card and mail it in the postage-paid envelope.

•	In Person: At the Annual Meeting.

How do I vote my shares that are held by my broker?

If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you.

What am I voting on?

You will be voting on Proposal One regarding the election of three directors of the Company, Proposal Two regarding a non-binding advisory vote on executive compensation, Proposal Three regarding an non-binding advisory vote on the frequency of future advisory votes on executive compensation, and Proposal Four regarding the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012.

Will there be any other items of business on the agenda?

Pursuant to SEC rules, shareholder proposals must have been received by May 17, 2011 to be considered at the Annual Meeting.  To date, we have received no shareholder proposals and we do not expect any other items of business.  Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Arthur S. Wolcott and Kraig H. Kayser with respect to any other matters that might be brought before the Annual Meeting.  Those persons intend to vote that proxy in accordance with their best judgment.

How many votes are required to act on the proposals?

Pursuant to our Bylaws, provided a quorum is present, directors will be elected by a plurality of all the votes cast at the Annual Meeting with each share of voting stock being voted for as many individuals as there are directors to be elected and for whose election the share is entitled to vote.

The non-binding advisory vote on executive compensation will be "approved" if the votes cast in favor exceed votes cast against the proposal.  With respect to the non-binding advisory vote on the frequency of future advisory votes on executive compensation, we will consider the option that receives the most votes to be the option selected by the shareholders.  In either case, these votes are advisory and non-binding on the Board or the Company in any way, and the Board will make its decision based on the interests of the Company.

The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012 requires the affirmative vote of a majority of the votes cast on the proposal, provided that a quorum is present at the Annual Meeting.

How are votes counted?

The Annual Meeting will be held if a quorum is represented in person or by proxy.  The holders of voting shares entitled to exercise a majority of the voting power of the Company shall constitute a quorum at the Annual Meeting.  If you return a signed proxy card, your shares will be counted for the purpose of determining whether there is a quorum.  We will treat failures to vote, referred to as abstentions, as shares present and entitled to vote for quorum purposes.  A withheld vote is the same as an abstention.

Broker non-votes occur when proxies submitted by a broker, bank or other nominee holding shares in “street name” do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal.  We will treat broker non-votes as shares that are present and entitled to vote for quorum purposes.

For purposes of each proposal, abstentions and broker non-votes, if any, will not be counted as votes cast on a proposal and will have no effect on the result of the vote on the proposal.

What happens if I return my proxy card without voting on all proposals?

When the proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with your directions.  If the signed card is returned with no direction on a proposal, the proxy will be voted FOR the nominees for Director, FOR the approval of our 2011 executive compensation, in favor of any advisory vote on executive compensation every THREE years and FOR the ratification of the independent registered public accounting firm.

Who has paid for this proxy solicitation?

The Company has paid the entire expense of this proxy statement and any additional materials furnished to shareholders.

When was this proxy statement mailed?

This proxy statement and the enclosed proxy card were mailed to shareholders beginning on or about July 1, 2011.

How can I obtain a copy of this year’s Annual Report on Form 10-K?

A copy of our 2011 Annual Report to Shareholders, including financial statements for the fiscal year ended March 31, 2011, accompanies this Proxy Statement.  The Annual Report, however, is not part of the proxy solicitation material.  A copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) may be obtained free of charge by writing to Seneca Foods Corporation, 3736 South Main Street, Marion, New York 14505, Attention: Secretary or by accessing the “Investor Information” section of the Company’s website at www.senecafoods.com.

Can I find additional information on the Company’s website?

Yes. Our website is located at www.senecafoods.com.  Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our code of conduct, corporate governance guidelines, charters of board committees and reports that we file with the SEC.  A copy of our code of ethics and each of the charters of our board committees may be obtained free of charge by writing to Seneca Foods Corporation, 3736 South Main Street, Marion, New York 14505, Attention: Secretary.

PROPOSAL ONE: ELECTION OF DIRECTORS

In accordance with our Bylaws, the Board of Directors has fixed the number of directors at nine.  The Board of Directors is divided into three classes, as equal in number as possible, having staggered terms of three years each.  Therefore, at this annual meeting three directors will be elected to serve until the annual meeting in 2014 and until each of their successors is duly elected and shall qualify.

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed below.  Mr. Wolcott is currently serving as a director of the Company and was elected at the 2008 Annual Meeting of Shareholders. Messrs. Call and Hubbard are new nominees to fill the vacancies as a result of the retirement of Robert T. Brady and G. Brymer Humphreys effective immediately prior to this annual meeting.

Unless instructed otherwise, proxies will be voted FOR the election of the three nominees listed below.  Although the directors do not contemplate that any of the nominees will be unable to serve prior to the Meeting, if such a situation arises, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

Information Concerning Directors

The following biographies of each of the Director nominees, as well as the Directors whose terms continue beyond the Annual Meeting, contains information regarding that person’s principal occupation, tenure with the Company, business experience, other director positions currently held or held at any time during the past five years, and the specific experience, qualifications, attributes or skills that led to the conclusion by the Board of Directors that such person should serve as a Director of the Company.

Nominees Standing for Election at the Annual Meeting

Peter R. Call, age 54 − Mr. Call is replacing one of the two retiring directors and has not previously served on the Board of Directors of Seneca Foods Corporation.  He is being nominated to the Board of Directors due to his vast experience as a large grower of processing vegetables in upstate New York and previous board experience with other companies in related industries.  Mr. Call  is President of My-T Acres,  Inc., a vegetable and grain farm. He has been President of Pro-Fac Cooperative, Inc. since 2003 and a member of its board of directors director since 2000.  Mr. Call also serves as president of Farm Fresh First, LLC, and has done so since 2007.  Farm Fresh First, LLC, is an agricultural business that manages fruit and vegetable production and marketing.   Mr. Call also served on the Board of Directors of Birds Eye Foods from 2002-2009.  Mr. Call received his Bachelor of Science (B.S.) degree from Cornell University in 1979.

Samuel T. Hubbard, Jr., age 61 − Mr. Hubbard is replacing one of the two retiring directors and has not previously served on the Board of Directors of Seneca Foods Corporation.  He is being nominated to the Board of Directors due to his vast experience as a senior executive in both private and public companies over his career. In 1999, Mr. Hubbard was elected President  and Chief Operating Officer (COO) of Genesee Corp., a Nasdaq listed company. He was subsequently elected Chief Executive Officer (CEO) of Genesee and in late 2000 led a management buyout of Genesee Brewing Company which later became High Falls Brewing Company, LLC. He served as Chairman and CEO of High Falls from 2001 through 2007 and subsequently as Chairman until 2009.  Mr. Hubbard has served as CEO of Alling and Cory Company from 1986-1998.  He is currently COO of Homewise, Inc., a not-for-profit provider of affordable housing services including real estate development.  He has served on the public boards of M&T Corp., RGS, Inc. and Genesee Corp.  Mr. Hubbard received a Bachelor of Arts (B.A.) degree. from Denison University and his Master of Business Administration (M.B.A) degree. from the University of Rochester.

Arthur S. Wolcott, age 85 − Mr. Wolcott founded the Company and has served as a director and as the Chairman of the Board since 1949.  His leadership experience and extensive industry knowledge provide valuable insight to the Board of Directors in formulating and executing the Company’s strategy.  In 2008, Mr. Wolcott received the Forty-Niner Service Award, the food processing industry’s highest award in recognition of his career spanning six decades in the food processing industry.  Mr. Wolcott graduated from Cornell University with a B.A. degree in Economics and is currently on the President's Council of Cornell University.  He is the father of Susan W. Stuart, a director of the Company.

Directors whose Terms Expire in 2012

Arthur H. Baer, age 64 − Mr. Baer served as a director of the Company since 1998. He has served as the Chairman of the Board of Supervisors of Columbia County, New York from  January 2008 to December 2009 and is currently Budget Officer since January 2010.  Mr. Baer’s business background also includes experience in managing businesses, senior leadership development and the evaluation of strategic opportunities and challenges.  He was President of Hudson Valley Publishing from 2003 to 2008 and also held the position from 1998 to 1999.  He was President of Arrow Electronics Europe from 2000 to 2002 and President of XYAN Inc. from 1996 to 1998.  He holds a B.A. and M.B.A. from Columbia University.

Kraig H. Kayser, age 50 − Mr. Kayser is the President and Chief Executive Officer of the Company and has served in that capacity since 1993.  From 1991 to 1993 he was Chief Financial Officer of the Company.  He has served as a director of the Company since 1985.  Mr. Kayser has served as an officer and/or director of the Company for over 25 years, providing continuity of executive leadership through all phases of the food processing industry and economic cycles. Mr. Kayser is also a director of Moog Inc. where he serves on the Audit Committee and the Nominating and Governance Committee.  He received a B.A. from Hamilton College and an M.B.A. from Cornell University.

Thomas Paulson, age 55 − Mr. Paulson has served as a director of the Company since 2004.  He has significant experience in financial reporting and financial controls as a chief financial officer.  Mr. Paulson has been the Chief Financial Officer of Tennant Corporation, an industrial cleaning company, since 2006 and he was Chief Financial Officer of Innovex, Inc., a supplier of flexible circuits and assemblies, from February 2001 to March 2006.  In addition, he was Vice President of Finance of The Pillsbury Company from 1998-2000.  In these roles, Mr. Paulson was involved in numerous merger and acquisition transactions and financing transactions. Mr. Paulson serves on the Board of Directors of Merisant Inc. and also serves on their Audit Committee. Mr. Paulson received his B.A. and M.B.A from the University of St. Thomas.

Directors whose Terms Expire in 2013

John P. Gaylord, age 50 − Mr. Gaylord has operating and management experience in manufacturing and distribution businesses, including experience as President of Jacintoport Terminal Company since 1992.  He currently serves as a director and member of the conflicts committee, audit committee, nominating committee and compensation committee of the general partner of Martin Midstream Partners L.P., a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region.  Mr. Gaylord holds a B.A. from Texas Christian University and an M.B.A. from Southern Methodist University.  He has served as a director of the Company since October 2009.

Susan A. Henry, age 65 − Dr. Henry has served as a director of the Company since 2007 and has extensive experience in the management and administration of a large non-profit organization.  She is the Ronald P. Lynch Dean, College of Agriculture and Life Sciences, Cornell University, where she is also a professor in the Department of Molecular Biology and Genetics.  She is completing her second five-year term as Dean in July 2010.  She is not standing for re-appointment and will return to her duties in the Department of Molecular Biology and Genetics.  Prior to her appointment at Cornell, Dr. Henry was dean of science of the Mellon College of Science at Carnegie Mellon University.  Dr. Henry also has experience serving on the boards of other publicly-traded companies including as a member of the Board of Directors of Tompkins Financial Corporation and Agrium, Inc., where she serves on the Human Resources and Compensation Committee, and as Chair of the Environmental Health and Safety Committee.  Dr. Henry received her B.S. degree from the University of Maryland and her Ph.D. degree from the University of California at Berkeley.

Susan W. Stuart, age 56 − Ms. Stuart is a marketing consultant and private investor.  In her role as a consultant, Ms. Stuart brings her knowledge from a broad range of marketing experience.  Ms. Stuart is the daughter of our founder and Chairman, Arthur S. Wolcott.  In addition to her extensive knowledge of the Company, Ms. Stuart controls a significant shareholding interest in the Company.  She has served as a director of the Company since 1986.  Ms. Stuart received her M.B.A. from the Tuck School of Business at Dartmouth College.

BOARD GOVERNANCE

Independent Directors

Under the NASDAQ Global Market listing standards, at least a majority of the Company’s directors and all of the members of the Company’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee must meet the test of “independence” as defined by NASDAQ.  The NASDAQ standards provide that, to qualify as an “independent” director, in addition to satisfying certain criteria, the Board of Directors must affirmatively determine that a director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The Board of Directors has determined that each Director nominee and Director whose term will continue beyond the Annual Meeting, other than Mr. Wolcott, the Company’s Chairman, his daughter, Ms. Stuart, Mr. Kayser, the Company’s President and Chief Executive Officer, and Mr. Call, is “independent” as defined by the listing standards of the NASDAQ Global Market.

In making its determination with respect to Mr. Call, the Board considered his relationship with the Company as fully described in “Certain Transactions and Related Relationships” below on page 21.  It concluded that Mr. Call does not satisfy the criteria under NASDAQ standards inasmuch as the Company purchased raw vegetables from My-T Acres, Inc., under an arm's length contract, above the $200,000 threshold permitted under the NASDAQ standards in determining “independence”.

With respect to the five independent directors and nominees, there are no transactions, relationships or arrangements not requiring disclosure pursuant to Item 404(a) of Regulation S-K that were considered by the Board in determining that these individuals are independent under the NASDAQ listing standards.

Leadership Structure

Mr. Wolcott serves as the Chairman of the Board of Directors and has served in that capacity since 1949.  Mr. Kayser serves as the Chief Executive Officer and has served in that capacity since 1993.  Our Board of Directors has no specific policy regarding separation of the offices of Chairman of the Board and Chief Executive Officer.  Although our bylaws permit the Chairman to serve as Chief Executive Officer, our Board has determined that separating these positions is currently in the best interest of the Company and our shareholders.  As Chief Executive Officer, Mr. Kayser focuses on the strategy, leadership and day-to-day execution of our business plan while Mr. Wolcott provides oversight, direction and leadership to the Board.

Our Board of Directors believes that it is able to effectively provide independent oversight of the Company’s business and affairs, including the risks we face, without an independent Chairman through the composition of our Board of Directors, the strong leadership of the independent Directors and the independent committees of our Board of Directors, and the other corporate governance structures and processes already in place.  Five of the nine current Directors are independent under the NASDAQ listing standards.  All of our Directors are free to suggest the inclusion of items on the agenda for meetings of our Board of Directors or raise subjects that are not on the agenda for that meeting.  In addition, our Board of Directors and each committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management.  Our Board of Directors also holds regularly scheduled executive sessions of only non-management Directors in order to promote discussion among the non-management Directors and assure independent oversight of management.  Moreover, our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, all of which are comprised entirely of independent Directors, also perform oversight functions independent of management.

Board Oversight of Risk Management

The Company believes that its leadership structure allows the Directors to provide effective oversight of the Company’s risk management function by receiving and discussing regular reports prepared by the Company’s senior management on areas of material risk to the Company, including market conditions, matters affecting capital allocation, compliance with debt covenants, significant regulatory changes that may affect the Company’s business operations, access to debt and equity capital markets, existing and potential legal claims against the Company and various other matters relating to the Company’s business.  Additionally, the Board of Directors administers its risk oversight function through (i) the required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, major acquisitions and divestitures, new borrowings and the appointment and retention of the Company’s senior management, (ii) the coordination of the direct oversight of specific areas of the Company’s business by the Compensation, Audit and Corporate Governance and Nominating Committees, and (iii) periodic reports from the Company’s auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the Company’s internal control over financial reporting.

Committees and Meeting Data

The Board of Directors has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.  Each member of each of these committees is “independent” as that term is defined in the NASDAQ Global Market listing standards.  The Board has adopted a written charter for each of these committees, which is available on our website at www.senecafoods.com.

The Audit Committee currently consists of Messrs. Baer, Brady, Gaylord and Paulson.  The Audit Committee met four times during the fiscal year ended March 31, 2011.  The Audit Committee is directly responsible for the engagement of independent auditors, reviews with the auditors the scope and results of the audit, reviews with management or the internal auditors the scope and results of the Company’s internal auditing procedures, reviews the independence of the auditors and any non-audit services provided by the auditors, reviews with the auditors and management the adequacy of the Company’s system of internal accounting controls and makes inquiries into other matters within the scope of its duties.  Messrs. Baer, Brady, and Paulson have been designated as the Company’s “audit committee financial experts” in accordance with the SEC rules and regulations.  If elected, Mr. Hubbard will be appointed to the Audit Committee and will be designated as an "audit committee financial expert."  Shareholders should understand that this designation is a disclosure requirement of the SEC related to the member’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose any duties, obligations or liability that are greater than are generally imposed on them as members of the Audit Committee and the Board, and this designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any member of the Audit Committee or the Board.  See “Report of the Audit Committee” below.

The Compensation Committee consists of Messrs. Paulson, Gaylord and Dr. Henry.  The Compensation Committee’s function is to review and recommend to the Board of Directors appropriate executive compensation policy and compensation of the Company’s directors and officers.  The Compensation Committee also reviews and makes recommendations with respect to executive and employee benefit plans and programs.  The Compensation Committee met two times during the fiscal year ended March 31, 2011.

The Corporate Governance and Nominating Committee currently consists of Messrs. Brady, Paulson and Dr. Henry.  If elected, Mr. Hubbard will be appointed to the Corporate Governance and Nominating Committee.  The responsibilities of the Corporate Governance and Nominating Committee include assessing Board membership needs and identifying, screening, recruiting, and presenting director candidates to the Board, implementing policies regarding corporate governance matters, making recommendations regarding committee memberships and sponsoring and overseeing performance evaluations for the Board as a whole and the directors. The Corporate Governance and Nominating Committee met two times during the fiscal year ended March 31, 2011.

Nominating Procedures

The Board has not adopted specific minimum criteria for director nominees and although the Company does not have a formal policy or guidelines regarding diversity, the Company recognizes the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge and diversity of opinion.  The Corporate Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination.  If any member of the Board does not wish to continue in service, or if the Corporate Governance and Nominating Committee decides not to nominate a member for re-election, the Corporate Governance and Nominating Committee first considers the appropriateness of the size of the Board.  If the Corporate Governance and Nominating Committee determines the Board seat should remain and a vacancy exists, the Corporate Governance and Nominating Committee considers factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a new nominee.  The Corporate Governance and Nominating Committee will consider nominees suggested by incumbent Board members, management and shareholders.

Shareholder recommendations must be in writing and addressed to the Chairman of the Corporate Governance and Nominating Committee, c/o Corporate Secretary, 3736 South Main Street, Marion, New York 14505, and should include a statement setting forth the qualifications and experience of the proposed candidates and basis for nomination.  Any person recommended by shareholders of the Company will be evaluated in the same manner as any other potential nominee for director.

Board Attendance at Meetings

The Board of Directors held four meetings during the fiscal year ended March 31, 2011.  Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which he or she served.  Each director is expected to attend the Annual Meeting of shareholders.  In 2010, the Annual Meeting of Shareholders was attended by all eight directors who were serving on the Board at that time.

Shareholder Communication With the Board

The Company provides an informal process for shareholders to send communications to the Board of Directors.  Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Seneca Foods Corporation, 3736 South Main Street, Marion, New York 14505.  Correspondence directed to an individual board member will be referred, unopened, to that member.  Correspondence not directed to a particular board member will be referred, unopened, to the Chairman of the Audit Committee.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Company is composed of four directors, each of whom meets the current independence and experience requirements of the NASDAQ Global Market and the SEC.  The Audit Committee operates under a written charter which was adopted on May 27, 2004.  A complete copy of the Audit Committee charter is available on the Company’s website at www.senecafoods.com.  The Board has determined that Arthur H. Baer, Robert T. Brady, and Thomas Paulson are designated as the Company's “audit committee financial experts” as defined in the current rules of the SEC.

Management is primarily responsible for the Company’s financial statements and reporting process.  BDO USA, LLP (BDO USA) is responsible for performing an independent audit of the Company's financial statements and internal control over the financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report on those statements and internal control over financial reporting.  The Audit Committee’s responsibilities include oversight of the Company’s independent registered public accounting firm and internal audit department, as well as oversight of the Company’s financial reporting process on behalf of the full Board of Directors.  It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews or related procedures.

The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities.  Those meetings include, whenever appropriate, executive sessions with BDO USA without management being present.  The Audit Committee met four times during the fiscal year ended March 31, 2011.  In the course of fulfilling its oversight responsibilities, the Audit Committee met with management, internal audit personnel and BDO USA to review and discuss all annual financial statements and quarterly operating results prior to their issuance.  Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP.  The Audit Committee also discussed with BDO USA matters required to be discussed, pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, including the reasonableness of judgments and the clarity and completeness of financial disclosures.  In addition, the Audit Committee discussed with BDO USA matters relating to its independence and has received from BDO USA the written disclosures and letter required by the Public Company Accounting Oversight Board No. 3526, Communication with Audit Committees Concerning Independence .

On the basis of the reviews and discussions the Audit Committee has had with BDO USA and management, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, for filing with the SEC.

Submitted by:

THE AUDIT COMMITTEE

Arthur H. Baer, Chair

Robert T. Brady

John P. Gaylord

Thomas Paulson

EXECUTIVE OFFICERS

The following provides certain information regarding our executive officers.  Each individual’s name and position with the Company is indicated.  In addition, the principal occupation and business experience for the past five years is provided for each officer and, unless otherwise stated, each person has held the position indicated for at least the past five years.

Arthur S. Wolcott, age 85 − Mr. Wolcott has served as the Chairman of the Board of the Company since 1949.

Kraig H. Kayser, age 50 − Mr. Kayser is the President and Chief Executive Officer of the Company and has served in that capacity since 1993.  From 1991-1993 he served as the Company’s Chief Financial Officer.

Roland E. Breunig, age 59 − Mr. Breunig has served as the Company’s Senior Vice President and Chief Financial Officer since September 2006 and Treasurer since February 2007.  From June 2003 to September 2006, Mr. Breunig was a consultant operating as an independent contractor with Robert Half Management Consultants.  During 2003 and part of 2004, Mr. Breunig was a consultant at Heartland Consulting.  From 1999 to 2003, Mr. Breunig was Chief Financial Officer, Secretary and Treasurer at HeartLand Airlines, LLC.

Paul L. Palmby, age 48 − Mr. Palmby has been Executive Vice President and Chief Operating Officer of the Company since 2006.  Prior to that, he served as President of the Vegetable Division of the Company from 2005 to 2006 and Vice President of Operations of the Company from 1999-2004.  Mr. Palmby joined the Company in March 1987.

Carl A. Cichetti, age 53 − Mr. Cichetti has served as  Senior Vice President Technology and Planning since 2009 and Chief Information Officer of the Company since 2006.  He was a Senior Consultant of Navint (Technology Consulting) from 2004-2005 and Senior Vice President of Technology of Citigroup from 2001-2004.

Dean E. Erstad, age 48 − Mr. Erstad has been Senior Vice President of Sales and Marketing of the Company since 2001 and Vice President of Private Label Sales during 2000.

John D. Exner, age 49 − Mr. Exner has been General Counsel of the Company since 2006 and Assistant Secretary since 2007.  He was Legal Counsel/Vice President from 1991-2002 and Legal Counsel/President from 2002 to 2005 of Midwest Food Processors Association, Inc.

Cynthia L. Fohrd, age 48 − Ms. Fohrd has been Senior Vice President and Chief Administrative Office of the Company since 2007.  Ms. Fohrd has held various positions since joining the Company in 1988 including Financial Analyst, Internal Auditor, Risk Management and Vice President of Human Resources.

Jeffrey L. Van Riper, age 54 − Mr. Van Riper has been Vice President since 2008 and Corporate Controller, Principal Accounting Officer and Secretary of the Company since 1986.  He joined the Company as Accounting Manager in 1978.

Sarah S. Mortensen, age 66 − Ms. Mortensen has been Assistant Secretary since 1986.  She joined the Company as Administrative Assistant in 1968.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Overview

This section discusses our policies and practices relating to executive compensation and presents a review and analysis of the compensation earned during the fiscal year ended March 31, 2011 by our Chief Executive Officer, or CEO, our Chief Financial Officer, or CFO, and our three other most-highly compensated executive officers, to whom we refer collectively in this proxy statement as the “named executive officers.”  The amounts of compensation earned by these executives are detailed in the Fiscal Year 2011 Summary Compensation Table and the other tables which follow it.  The purpose of this section is to provide you with more information about the types of compensation earned by the named executive officers and the philosophy and objectives of our executive compensation programs and practices.

Authority of the Compensation Committee; Role of Executive Officers

The Compensation Committee of the Board of Directors (the “Committee”) consists of Messrs. Paulson, Gaylord and Dr. Henry.  Mr. Paulson, who has served on the Board of Directors since 2004, is the Committee Chairman.  Each member of the Committee qualifies as an independent director under NASDAQ National Market listing standards.  The Committee operates under a written charter adopted by the Board.  A copy of the charter is available at www.senecafoods.com under “Corporate Governance.”  The Committee meets as often as necessary to perform its duties and responsibilities.  The Committee held two meetings during fiscal year 2011 and has held one meeting so far during fiscal year 2012.  The Committee also regularly meets in executive session without management.  The Committee has never engaged a compensation consultant to assist it in developing compensation programs.

The Committee is authorized by our Board of Directors to oversee our compensation and employee benefit practices and plans generally, including our executive compensation, incentive compensation and equity-based plans.  The Committee may delegate appropriate responsibilities associated with our benefit and compensation plans to members of management.  The Committee has delegated certain responsibilities with regard to our Pension Plan and 401(k) Plan to an investment committee consisting of members of management.  The Committee also has delegated authority to our President and CEO to designate those employees who will participate in our Executive Profit Sharing Bonus Plan; provided, however, that the Committee is required to approve participation in such plan by any of our executive officers.

The Committee approves the compensation of our CEO.  Our CEO develops and submits to the Committee his recommendation for the compensation of each of the other executive officers in connection with annual merit reviews of their performance.  The Committee reviews and discusses the recommendations made by our CEO and approves the compensation for each named executive officer for the coming year.  No corporate officer, including our CEO, is present when the Committee determines that officer’s compensation.  In addition, our Chief Financial Officer and other members of our finance staff assist the Committee with establishing performance target levels for our Executive Profit Sharing Bonus Plan, as well as with the calculation of actual financial performance and comparison to the performance targets, each of which actions requires the Committee’s approval.

Philosophy and Objectives

Our philosophy for the compensation of all of our employees, including the named executive officers, is to value the contribution of our employees and share profits through broad-based incentive arrangements designed to reward performance and motivate collective achievement of strategic objectives that will contribute to our Company’s success.  The primary objectives of the compensation programs for our named executive officers are to:

•	attract and retain highly-qualified executives,

•	motivate our executives to achieve our business objectives,

•	reward our executives appropriately for their individual and collective contributions, and

•	align our executives’ interests with the long-term interests of our shareholders.

Our compensation principles are designed to complement and support the Company’s business strategy.  The canned fruit and vegetable business is highly competitive, and the principal customers are major food chains and food distributors with strong negotiating power as to price and other terms.  Consequently, our success depends on an efficient cost structure (as well as quality products) which enables us to provide favorable prices to the customers and acceptable margins for the Company.

However, an important purpose of our compensation policies is to enable the Company to retain highly valued employees.  Our senior management monitors middle and senior management attrition and endeavors to be sufficiently competitive as to salary levels so as to attract and retain highly valued managers.  Consequently, the Company has been flexible in awarding compensation, and expects to remain so, to facilitate attracting and retaining quality management personnel.

Elements of Executive Compensation for Fiscal Year 2011

Base Salary.  The base salary of each of our named executive officers is reviewed by the Committee at the beginning of each fiscal year as part of the overall annual review of executive compensation.  During the review of base salaries, the Committee considers the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the individual, his or her past performance and competitive salary practices both internally and externally.  In addition to the annual reviews, the base salary of a particular executive may be adjusted during the course of a fiscal year, for example, in connection with a promotion or other material change in the executive’s role or responsibilities.  During fiscal year 2011, each of the named executive officers received a 3% cost-of-living increase to his base salary in May 2010.

As a general rule, base salaries for the named executive officers are set at a level which will allow us to attract and retain highly-qualified executives.  Many of our competitors are family-owned businesses operating in rural areas, where compensation rates and salary expectations are below the urban levels.  However, most of our executive officers also live and work in rural locations, inasmuch as the Company believes that its facilities (some of which include executive offices) should be located in the agricultural areas that produce the crops processed by the Company.  Although the compensation level of our executive officers is generally in the upper end of executive compensation in these localities, they are below the compensation levels for comparable positions in most public companies with sales comparable to those of the Company.

For Mr. Kayser, our CEO, the Committee concluded that a base salary of $504,071 was appropriate in this regard effective May 1, 2011.  The Committee similarly determined the appropriate base salary of each of our named executive officers as set forth in the Summary Compensation Table.

Executive Profit Sharing Bonus Plan.  The Executive Profit Sharing Bonus Plan is generally available to officers and certain key corporate employees.  An annual incentive bonus is payable based upon the Company’s performance, and aligns the interests of executives and employees with those of our shareholders.  The Executive Profit Sharing Bonus Plan links performance incentives for management and key employees to increases in shareholder value and promotes a culture of high performance and ownership in which members of management are rewarded for achieving operating efficiencies, reducing costs and improving profitability.

The Executive Profit Sharing Bonus Plan became effective April 1, 2006.  Under the Plan, annual incentive bonuses are paid based on achieving the performance criteria set for the Company.  The bonuses for officers and certain key corporate employees are distributed at the sole discretion of our CEO upon approval of such bonuses by the Committee.  The Executive Profit Sharing Bonus Plan was amended on May 29, 2008 to reflect the Company’s decision to adopt LIFO (Last-In, First-Out) inventory accounting, and payments under the Plan shall be made as if the Company had remained on a FIFO (First-In, First-Out) inventory accounting basis.  The Executive Profit Sharing Bonus Plan was amended in January 2010 to allow participants to elect a portion of the bonus to be paid in company stock in lieu of cash payment, upon approval of the Committee.

The performance criteria established under the Executive Profit Sharing Bonus Plan requires the Company’s pre-tax profits for a fiscal year to equal or exceed a specific bonus target plus the aggregate bonus amounts calculated under the Plan.  Each bonus target under the Executive Profit Sharing Bonus Plan is expressed as a percentage of the consolidated net worth of the Company as stated in the annual report for the prior fiscal year.  Additionally, each bonus target corresponds to a potential bonus payment calculated as a percentage of the employee’s base salary earned during the fiscal year.  The following table sets forth the bonus targets and potential bonus payments established under the Executive Profit Sharing Bonus Plan for fiscal year 2011.

Bonus Target	Potential Bonus Payment (Percent of Base Salary)
7.5%	10%
10%	15%
12.5%	20%
15%	25%
20%	50%

For fiscal year 2011, the Company’s pre-tax profits on a FIFO basis did not meet the minimum bonus target and therefore no bonus was accrued or paid.

Equity Based Incentive Awards.  On August 10, 2007, the shareholders approved the 2007 Equity Incentive Plan to align the interests of management and shareholders through the use of stock-based incentives that result in increased stock ownership by management.  Executive management’s view of the Plan is that it is important to allow us to continue to attract and retain key talent and to motivate executive and other key employees to achieve the Company’s goals.  The Company granted 3,760 shares of restricted stock awards under the Plan to key employees in fiscal year 2011.  Provided that the participant remains employed by the Company, these shares of restricted stock will vest equally over a four-year period.  The Compensation Committee did not consider making any awards to Messrs. Wolcott and Kayser under the Plan, inasmuch as the Wolcott and Kayser families own substantial stockholdings in the Company.  Messrs. Wolcott and Kayser concurred in that judgment.

Retirement Programs.  Our executive officers are entitled to participate in the Company’s Pension Plan, which is for the benefit of all employees meeting certain eligibility requirements.  Effective August 1, 1989, the Company amended the Pension Plan to provide improved pension benefits under an excess formula.  The excess formula for the calculation of the annual retirement benefit is: total years of credited service (not to exceed 35) multiplied by the sum of (i) 0.6% of the participant’s average salary (five highest consecutive years, excluding bonus), and (ii) 0.6% of the participant’s average salary in excess of his or her compensation covered by Social Security.

Participants who were employed by the Company prior to August 1, 1988, are eligible to receive the greater of their benefit determined under the excess formula or their benefit determined under the offset formula as of July 31, 1989.  The offset formula is: (i) total years of credited service multiplied by $120, plus (ii) average salary multiplied by 25%, less 74% of the primary Social Security benefit.  The maximum permitted annual retirement income under either formula is $160,000.  See “Pension Benefits” below for further information regarding the number of years of service credited to each of the named executive officers and the actuarial present value of his accumulated benefit under the Pension Plan.

We also have a 401(k) Plan pursuant to which the Company makes matching and discretionary contributions for eligible employees.  The Company matching contributions to the named executive officers’ 401(k) Plan accounts are included in the Summary Compensation Table under the heading “Other Compensation.”

Other Compensation.  The Company also provides health insurance, term life insurance, and short-term disability benefits that do not discriminate in scope, terms or operation in favor of our executive officers and are therefore not included in the Summary Compensation Table for the named executive officers.

Other Compensation Policies

Internal Pay Equity.  The Committee believes that internal pay equity is an important factor to be considered in establishing compensation for our officers.  The Committee has not established a policy regarding the ratio of total compensation of our CEO to that of the other officers, but it does review compensation levels to ensure that appropriate equity exists.  The Committee intends to continue to review internal pay equity and may adopt a formal policy in the future if it deems such a policy to be appropriate.

Compensation Deductibility Policy.  Under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company may not receive a federal income tax deduction for compensation paid to the CEO or any of the four other most highly compensated executive officers to the extent that any of the persons receive more than $1,000,000 in compensation in any one year.  However, if the Company pays compensation that is “performance-based” under Section 162(m), the Company can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1,000,000 in a single year.  None of our executive officers received more than $1,000,000 in compensation during fiscal year 2011 or any prior year, so Section 162(m) has not been applicable to the Company.  To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible on the Company’s federal income tax returns.

No Stock Options.  The Company has never awarded stock options to any officer or employee, and it does not presently contemplate initiating any plan or practice to award stock options.

Timing of Grants.  The Committee anticipates that stock awards to the Company’s officers under the 2007 Equity Incentive Plan will typically be granted annually in conjunction with the review of the individual performance of each officer.  This review will take place at a regularly scheduled meeting of the Compensation Committee.

Report of the Compensation Committee

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the Fiscal Year Ended March 31, 2011.

THE COMPENSATION COMMITTEE

Thomas Paulson, Chair

Susan A. Henry

John P. Gaylord

	Summary Compensation Table

	The following table summarizes, for the fiscal year ended March 31, 2011, 2010 and 2009, the amount of compensation earned by the named executive officers.

Name and Principal Position		Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation (2)	Total

	Arthur S. Wolcott	2011	$488,201	$-	$-	$-	$488,201
	Chairman of the Board	2010	473,982	-	237,658	-	711,640
		2009	459,639	-	230,648	-	690,287

	Kraig H. Kayser	2011	$488,201	$-	$-	$4,900	$493,101
	President and Chief Executive Officer	2010	473,538	-	237,658	4,900	716,096
		2009	459,003	-	230,648	4,600	694,251

	Roland E. Breunig	2011	$198,394	$12,500	$-	$4,900	$215,794
	Chief Financial Officer	2010	192,438	12,500	96,542	4,900	306,380
		2009	186,628	12,500	93,730	4,469	297,327

	Paul L. Palmby	2011	$300,765	$50,000	$-	$5,109	$355,874
	Chief Operating Officer	2010	291,024	50,000	146,003	4,913	491,940
		2009	281,942	50,000	141,750	4,600	478,292

	Dean E. Erstad	2011	$209,080	$-	$-	$1,239	$210,319
	Senior Vice President, Sales	2010	202,800	-	101,742	5,394	309,936
	and Marketing	2009	196,576	-	98,779	4,600	299,955
	_______________
(1)
Represents the total grant date fair value of stock awards on the date of the award. The fair values of these awards were based on the closing price of the Company’s Class A common stock as reported on the Nasdaq Global Market on the date of grant.

(2)
Company’s matching contribution to its 401(k) Plan for each named executive officer and the amount of premium paid by the Company for group term life insurance on the named executive officer’s life. The value of perquisites and other personal benefits are not shown in the table because the aggregate amount of such compensation, if any, is less than $10,000 for each named executive officer.

	Grants of Plan-Based Awards in Fiscal Year 2011

						All Other Stock Awards: Number of Shares of Stock
							Grant Date Fair Value of Stock Awards
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)

	Name	Grant Date	Threshold	Target	Maximum

	Arthur S. Wolcott	April 1, 2010	$48,939	$97,878	$244,695
	Chairman of the Board

	Kraig H. Kayser	April 1, 2010	$48,939	$97,878	$244,695
	President and Chief Executive
	Officer

	Roland E. Breunig	April 1, 2010	$19,888	$39,775	$99,439
	Chief Financial Officer	August 10, 2010				470	$12,500

	Paul L. Palmby	April 1, 2010	$30,076	$60,153	$150,382
	Chief Operating Officer	August 10, 2010				1,880	$50,000

	Dean E. Erstad	April 1, 2010	$20,959	$41,918	$104,795
	Senior Vice President, Sales
	and Marketing

(1)
Represents the possible payouts under the Company’s Executive Profit Sharing Bonus Plan discussed in further detail on pages 15-16.  For fiscal year 2011, the Company’s pre-tax profits on a FIFO basis did not meet the minimum bonus target and therefore no bonus was accrued or paid.

Outstanding Equity Awards at 2011 Fiscal Year-End

Stock Awards
		Number of Shares of Restricted Stock That Have Not Vested	Market Value of Shares of Restricted Stock That Have Not Vested (1)
	Name	(#)	($)

	Arthur S. Wolcott	--	--
Chairman of the Board

	Kraig H. Kayser	--	--
President and Chief Executive Officer

	Roland E. Breunig	1,244 (2)	$37,158
Chief Financial Officer

	Paul L. Palmby	4,981 (3)	$148,782
Chief Operating Officer

	Dean E. Erstad	--	--
Senior Vice President, Sales
and Marketing
_______________
(1)	Determined based on the closing price of the Company’s Class A Common Stock ($29.87) on March 31, 2011.
(2)
Mr. Breunig’s restricted stock holdings as of March 31, 2011 vest as follows provided that he remains employed by the Company on such dates:  507 shares on August 10, 2011; 386 shares on August 10, 2012; 235 shares on August 10, 2013; 116 shares on August 10, 2014.

(3)
Mr. Palmby’s restricted stock holdings as of March 31, 2011 vest as follows provided that he remains employed by the Company on such dates:  2,026 shares on August 10, 2011; 1,547 shares on August 10, 2012; 938 shares on August 10, 2013; 470 shares on August 10, 2014.

Option Exercises and Stock Vested in Fiscal 2011

Stock Awards
	Number of Shares Acquired on Vesting		Value Realized on Vesting
Name	(#	)	($)

Arthur S. Wolcott	--		--
Chairman of the Board

Kraig H. Kayser	--		--
President and Chief Executive
Officer

Roland E. Breunig	390		$10,374
Chief Financial Officer

Paul L. Palmby	1,558		$41,443
Chief Operating Officer

Dean E. Erstad	--		--
Senior Vice President, Sales
and Marketing

Pension Benefits

The Company’s Pension Plan is a funded, tax-qualified, noncontributory defined-benefit pension plan that covers certain employees, including the named executive officers.  Effective August 1, 1989, the Company amended the Pension Plan to provide improved pension benefits under an excess formula.  The excess formula for the calculation of the annual retirement benefit is: total years of credited service (not to exceed 35) multiplied by the sum of (i) 0.6% of the participant’s average salary (five highest consecutive years, excluding bonus), and (ii) 0.6% of the participant’s average salary in excess of his compensation covered by Social Security.  The amount of annual earnings that may be considered in calculating benefits under the Pension Plan is limited by law.  For 2011, the annual limitation is $245,000.

Participants who were employed by the Company prior to August 1, 1988, are eligible to receive the greater of their benefit determined under the excess formula or their benefit determined under the offset formula as of July 31, 1989.  The offset formula is: (i) total years of credited service multiplied by $120, plus (ii) average salary multiplied by 25%, less 74% of the primary Social Security benefit.  The maximum permitted annual retirement income under either formula is $160,000.

The following table shows the present value of accumulated benefits payable to each of our named executive officers under our Pension Plan.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Arthur S. Wolcott	62	$761,361	$98,370
Kraig H. Kayser	19	251,280	--
Roland E. Breunig	4	56,097	--
Paul L. Palmby	24	247,981	--
Dean E. Erstad	15	105,761	--
_______________
(1)
Please see Note 8, “Retirement Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report to Shareholders for the year ended March 31, 2011 for the assumptions used in calculating the present value of the accumulated benefit.  Pension Plan service credit and actuarial values are calculated as of March 31, 2011, which is the pension plan measurement date that we use for financial statement reporting purposes.

Compensation of Directors

Under the director compensation program, which became effective July 1, 2006, each non-employee director is paid a monthly cash retainer of $1,750.  Messrs. Wolcott and Kayser, as officers of the Company, do not receive any compensation for serving the Company as members of the Board of Directors.  The Company’s non-employee directors received the following aggregate amounts of compensation for the fiscal year ended March 31, 2011:

Name	Fees Earned or Paid in Cash
Arthur H. Baer	$21,000
Robert T. Brady	$21,000
John P. Gaylord	$21,000
Susan A. Henry	$21,000
G. Brymer Humphreys	$21,000
Susan W. Stuart	$21,000
Thomas Paulson	$21,000

Compensation Committee Interlocks

As noted above, the Compensation Committee is comprised of Messrs. Paulson and Gaylord and Dr. Henry.  No member of the Compensation Committee is or was formerly an officer or an employee of the Company.  No executive officer of the Company serves as a member of the board of directors and compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors, nor has such interlocking relationship existed in the past three years.

Certain Transactions and Relationships

According to written policy of the Audit Committee, any related party transactions, excluding compensation, which is delegated to the Compensation Committee, involving one of the Company’s directors or executive officers, must be reviewed and approved by the Audit Committee.  Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction.  Related parties include any of the Company’s directors or executive officers, certain of the Company’s stockholders and their immediate family members.  To identify any related party transactions, each year, the Company submits and requires each director and officer to complete director and officer questionnaires identifying any transactions with the Company in which the executive officer or director or their family members has an interest.  In addition, the Board of Directors determines, on an annual basis, which members of the Board meet the definition of independent director as defined in the NASDAQ listing standards and reviews and discusses any relationships with a director that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

A small percentage (less than 1% in fiscal year 2011) of vegetables supplied to the Company’s New York processing plants are grown by Humphreys Farm Inc. and My-T Acres, Inc.  G. Brymer Humphreys is CFO and a 23% shareholder of Humphreys Farm.  In fiscal year 2011 the Company paid Humphreys Farm $270,000 pursuant to a raw vegetable grower contract.  Mr. Humphreys is retiring from the Board of Directors in August 2011.  Peter R. Call, a Director Nominee, is the President of My-T Acres, Inc., which supplied the Company approximately $952,000 pursuant to a raw vegetable grower contract in fiscal 2011.  The Chairman of the Audit Committee reviewed the relationship and determined that the Humphreys Farm grower contract and the My-T Acres contract were negotiated at arm's length and on no more favorable terms than to other growers in the marketplace.

OWNERSHIP OF COMPANY STOCK

Security Ownership of Certain Beneficial Owners

To the best of the Company’s knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) beneficially owned, as of June 24, 2011, more than five percent of the shares of any class of the Company’s voting securities, except as set forth in the following table.  Beneficial ownership for these purposes is determined in accordance with applicable SEC rules and includes shares over which a person has sole or shared voting power or investment power.  The holdings of Common Stock listed in the table do not include the shares obtainable upon conversion of the 10% Series A Preferred Stock and the 10% Series B Preferred Stock, which currently are convertible into both Class A Common Stock and Class B Common Stock on the basis of 20 and 30 shares of Preferred Stock, respectively, for each share of Common Stock.

	Amount of Shares and Nature
	of Beneficial Ownership
Title of Class	Name and Address of Beneficial Owner	Sole Voting/ Investment Power	Shared Voting/ Investment Power	Total		Percent of Class (1)

6% Preferred Stock	Arthur S. Wolcott
	1605 Main Street
	Sarasota, Florida	32,844	--	32,844	(2)	16.42%

	Kurt C. Kayser
	Bradenton, Florida	27,536	--	27,536		13.77

	Susan W. Stuart
	Fairfield, Connecticut	25,296	--	25,296		12.65

	Bruce S. Wolcott
	Canandaigua, New York	25,296	--	25,296		12.65

	Grace W. Wadell
	Wayne, Pennsylvania	25,292	--	25,292		12.65

	Mark S. Wolcott
	Pittsford, New York	25,292	--	25,292		12.65

	L. Jerome Wolcott, Jr.
	Costa Mesa, California	15,222	--	15,222		7.61

	Peter J. Wolcott
	Bridgewater, Connecticut	15,222	--	15,222		7.61

10% Series A Preferred Stock	Arthur S. Wolcott	212,840	--	212,840	(3)	52.26

	Kraig H. Kayser
	418 East Conde Street
	Janesville, Wisconsin	32,168	141,644	173,812	(4)	42.68

	Hannelore Wolcott-Bailey
	Penn Yan, New York	20,588	--	20,588	(5)	5.05

10% Series B Preferred Stock
	Arthur S. Wolcott	212,200	--	212,200	(6)	53.05%

	Kraig H. Kayser	--	165,080	165,080	(7)	41.27

	Hannelore Wolcott-Bailey	22,720	--	22,720	(8)	5.68

Class A Common Stock	Manulife Financial Corporation	802,928	63,506	866,434	(9)	9.02
	200 Bloor Street, East
	Toronto, Ontario, Canada

	I. Wistar Morris, III
	4 Tower Bridge, Suite 300
	200 Barr Harbor Drive
	West Conshohocken, Pennsylvania	194,470	513,531	708,001	(10)	7.37

	Nicholas Company, Inc.
	700 North Water Street
	Milwaukee, Wisconsin	665,300	--	665,300	(11)	6.92

	Franklin Resources, Inc.
	One Franklin Parkway
	San Mateo, California	578,094	--	578,094	(12)	6.02

	BlackRock Inc.
	40 East 52nd Street
	New York, New York	731,153	--	731,153	(13)	7.61

	Kraig H. Kayser	68,224	157,104	225,328	(14)	2.35

	Susan W. Stuart	57,214	105,288	162,502	(15)	1.69

	Arthur S. Wolcott	--	96,936	96,936	(16)	1.01

	Seneca Foods 401(k) Plan	524,048	--	524,048		5.45

Class B Common Stock	Kraig H. Kayser	88,157	162,584	250,741	(17)	11.78%

	Susan W. Stuart	63,492	134,666	198,158	(18)	9.31

	I. Wistar Morris, III	43,500	90,130	133,630	(19)	6.28

	Franklin Resources, Inc.	121,500	--	121,500	(20)	5.71

	Arthur S. Wolcott	8,551	83,508	92,059	(21)	4.33

	Seneca Foods Pension Plan	300,000	--	300,000		14.10

_________________________
(1)
The applicable percentage of beneficial ownership is based on the number of shares of each class of voting stock outstanding as of March 31, 2011.  With respect to certain persons, the percentage of beneficial ownership of Class A Common Stock includes the shares of Class A Common Stock that may be acquired upon conversion of the Company’s Convertible Participating Preferred Stock but such shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Does not include 101,176 shares of 6% Preferred Stock held directly by Mr. and Mrs. Wolcott’s offspring, as to which Mr. Wolcott disclaims beneficial ownership.
(3)	These shares are convertible into 10,642 shares of Class A Common Stock and 10,642 shares of Class B Common Stock.
(4)
Mr. Kayser has shared voting and investment power with respect to 141,644 shares of 10% Series A Preferred Stock held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries.  The total 173,812 shares of 10% Series A Preferred Stock are convertible into 8,690 shares of Class A Common Stock and 8,690 shares of Class B Common Stock.

(5)	These shares are convertible into 1,029 shares of Class A Common Stock and 1,029 shares of Class B Common Stock.
(6)	These shares are convertible into 7,073 shares of Class A Common Stock and 7,073 shares of Class B Common Stock.
(7)
Mr. Kayser has shared voting and investment power with respect to 165,080 shares of 10% Series B Preferred Stock held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries.  The total 165,080 shares of 10% Series B Preferred Stock are convertible into 5,502 shares of Class A Common Stock and 5,502 shares of Class B Common Stock.

(8)	These shares are convertible into 757 shares of Class A Common Stock and 757 shares of Class B Common Stock.
(9)	Based on the statement on Schedule 13G filed with the SEC on May 10, 2011 by Manulife Financial Corporation and it indirect wholly-owned subsidiary, John Hancock Life Insurance Company (U.S.A.)
(10)
Based on a statement on Schedule 13D filed with the SEC on April 19, 2010 by I. Wistar Morris, III.  Of the 708,001 shares beneficially owned by Morris individually and through his immediate family, 90,000 shares are held in his name, 104,470 shares are held in nominees’ name for his benefit; 20,000 shares are held in nominee name in a trust for his benefit, 141,100 shares are held in his wife’s name, and 43,639 shares are held in nominee’s name for her benefit;  36,200 shares are held in nominee name in a trust for her benefit, 120,000 shares are held in the name of a partnership for the benefit of his children, 42,200 shares are held in nominee name for their benefit;  28,300 shares are held in nominee name for his children’s trusts, 58,592 shares are held in the name of a Foundation in which Morris is co-trustee and 11,900 shares are held in nominee name for the Foundation; and 1,600 shares are held in nominee name for a trust in which he is trustee.

(11)	Based on the statement on Schedule 13G filed with the SEC on February 7, 2011 by Nicholas Company, Inc., Albert O. Nicholas, and Nicholas Fund, Inc.
(12)	Based on a statement on Schedule 13G filed with the SEC on February 9, 2011 by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC.
(13)	Based on a statement on Schedule 13G filed with the SEC on February 8, 2011 by BlackRock Inc.
(14)
Mr. Kayser has sole voting and investment power over 65,628 shares of Class A Common Stock owned by him and sole voting but no investment power over 5,550 shares owned by his siblings and their children, which are subject to a voting trust agreement of which Mr. Kayser is a trustee.  The shares in the table include personal 401(k) holdings of 2,596 shares.  The shares in table include 2,375 shares for which Mr. Kayser is the custodian. Mr. Kayser has shared voting and investment power with respect to 72,243 shares held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries.  The shares reported in the table include 76,936 shares held by the Seneca Foods Foundation (the “Foundation”), of which Mr. Kayser is a director.  The shares reported in the table do not include (i) 14,521 shares owned by Mr. Kayser’s mother, (ii) 19,000 shares held in trust for Mr. Kayser’s mother, (iii) 6,619 shares held by Mr. Kayser’s brothers, or (iv) 524,048 shares held by the Seneca Foods Corporation Employee Savings Plan (the “401(k) Plan”), over which the Company’s officers may be deemed to have shared voting and investment power.  Mr. Kayser has shared voting and investment power with respect to the shares held by the Foundation.  He disclaims beneficial ownership of the shares held by his mother and in trust for his mother, the shares held by his brother and the shares held by the 401(k) Plan.

(15)
The shares in the table include (i) 12,616 shares of Class A Common Stock held by Ms. Stuart’s husband, (ii) 15,736 shares owned by her sister’s children, of whom Ms. Stuart is the trustee, (iii) 76,936 shares held by the Foundation, of which Ms. Stuart is a director.  Ms. Stuart has shared voting and investment power with respect to the shares held by the Foundation and sole voting and investment power with respect to the shares owned by her sister’s children.  She disclaims beneficial ownership of the shares held by her husband.

(16)
The shares in the table include (i) 20,000 shares of Class A Common Stock held by Mr. Wolcott’s wife, (ii) 76,936 shares held by the Foundation, of which Mr. Wolcott is a director.  The shares reported in the table do not include (i) 308,528 shares of Class A Common Stock held directly by Mr. and Mrs. Wolcott’s offspring and their families, or (ii) 524,048 shares held by the 401(k) Plan, over which the Company’s officers may be deemed to have shared voting and investment power.  Mr. Wolcott has shared voting and investment power with respect to the shares held by the Foundation.  He disclaims beneficial ownership with respect to the shares held by his wife, his offspring and their families and the 401(k) Plan.

(17)
Mr. Kayser has sole voting and investment power over 87,628 shares of Class B Common Stock he owns and sole voting but no investment power over 9,950 shares owned by his siblings and their children, which are subject to a voting trust agreement of which Mr. Kayser is a trustee.  The shares in the table include personal 401(k) holdings of 529 shares.  Mr. Kayser has shared voting and investment power with respect to 74,956 shares held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries.  The shares in the table include 74,924 shares held by the Foundation, of which Mr. Kayser is a director.  The shares in the table do not include (i) 300,000 shares held by the Pension Plan, of which Mr. Kayser is a trustee, (ii) 14,531 shares owned by Mr. Kayser’s mother, (iii) 19,000 shares held in trust for Mr. Kayser’s mother or (iv) 106,816 shares held by the 401(k) Plan.  Mr. Kayser has shared voting and investment power with respect to the shares held by the Pension Plan, the 401(k) Plan and the Foundation.  He disclaims beneficial ownership of the shares held by his mother and in trust for his mother.

(18)
The shares reported in the table include (i) 18,894 shares of Class B Common Stock held by Ms. Stuart’s husband, (ii) 40,848 shares owned by her sister’s children, of which Ms. Stuart is the trustee and (iii) 74,924 shares held by the Foundation, of which Ms. Stuart is a director.  The shares in the table do not include 300,000 shares held by the Pension Plan, of which Ms. Stuart is a trustee.  Ms. Stuart has shared voting and investment power with respect to the shares held the Pension Plan and the Foundation and sole voting and investment power with respect to the shares owned by her sister’s children.  She disclaims beneficial ownership of the shares held by her husband.

(19)
Based on a statement on Schedule 13D filed with the SEC on April 19, 2010 by I. Wistar Morris, III.  Of the 133,630 shares beneficially owned by Mr. Morris individually and through his immediate family, 41,098 shares are held nominees’ name for the benefit of his wife; 1,100 shares are held in nominee name in a trust for her benefit; 31,000 shares are held in nominee name in a partnership for the benefit of his children, 1,500 shares are held in nominee name for the benefit of his daughter, 1,500 shares are held in nominee name in a trust for his daughter’s benefit and 13,932 shares are held in nominee name in a Foundation in which Morris is co-trustee.

(20)	Based on a statement on Schedule 13G filed with the SEC on February 2, 2010.
(21)
The shares in the table include (i) 8,584 shares of Class B Common Stock held by Mr. Wolcott’s wife and (ii) 74,924 shares held by the Foundation, of which Mr. Wolcott is a director.  The shares in the table do not include (i) 448,608 shares of Class B Common Stock held directly by Mr. and Mrs. Wolcott’s offspring and their families, (ii) 300,000 shares held by the Pension Plan, of which Mr. Wolcott is a trustee or (iii) 106,816 shares held by the 401(k) Plan.  Mr. Wolcott has shared voting and investment power with respect to the shares held by the Pension Plan, the 401(k) Plan and the Foundation.  He disclaims beneficial ownership with respect to the shares held by his wife, his offspring and their families.

Security Ownership of Management and Directors

The following table sets forth certain information available to the Company with respect to shares of all classes of the Company’s voting securities owned by each director, each nominee for director, each executive officer and all directors, nominees and executive officers as a group, as of June 24, 2011.  Beneficial ownership for these purposes is determined in accordance with applicable SEC rules and includes shares over which a person has sole or shared voting power or investment power.  The holdings of Common Stock listed in the table do not include the shares obtainable upon conversion of the 10% Series A Preferred Stock and the 10% Series B Preferred Stock, which currently are convertible into both Class A Common Stock and Class B Common Stock on the basis of 20 and 30 shares of Preferred Stock, respectively, for each share of Common Stock.

Name of Beneficial Owner	Title of Class	Shares Beneficially Owned	Percent of Class (1)

Arthur H. Baer	Class B Common Stock	3,000	*

Robert T. Brady	Class A Common Stock (2)	1,500	*

Peter R. Call	Class A Common Stock	100	*

John P. Gaylord	Class A Common Stock	1,000	*

Susan A. Henry	Class A Common Stock	-	-

Samuel T. Hubbard	Class A Common Stock	500	*

G. Brymer Humphreys	Class A Common Stock (3)	1,200	*
	Class B Common Stock	800	*

Kraig H. Kayser	Class A Common Stock (4)	225,328	2.35
	Class B Common Stock (4)	250,741	11.78
	6% Preferred Stock (4)	8,000	4.00
	10% Series A Preferred Stock (4)	173,812	42.68
	10% Series B Preferred Stock (4)	165,080	41.27

Thomas Paulson	Class A Common Stock	500	*

Susan W. Stuart	Class A Common Stock (5)	162,502	1.69

	Class B Common Stock (5)	198,158	9.31
	6% Preferred Stock (5)	25,296	12.65

Arthur S. Wolcott	Class A Common Stock (6)	96,936	1.01
	Class B Common Stock (6)	92,059	4.33
	6% Preferred Stock (6)	32,844	16.42
	10% Series A Preferred Stock (6)	212,840	52.26
	10% Series B Preferred Stock (6)	212,200	53.05

Roland E. Breunig	Class A Common Stock	2,669	*
	Class B Common Stock	131	*

Dean E. Erstad	Class A Common Stock	1,327	*
	Class B Common Stock	270	*

Paul L. Palmby	Class A Common Stock	10,768	*
	Class B Common Stock	481	*

All directors and executive officers as a group	Class A Common Stock (7)	873,198	9.09
	Class B Common Stock (7)	801,197	37.65
	6% Preferred Stock (7)	66,140	33.07
	10% Series A Preferred Stock (7)	386,652	94.94
	10% Series B Preferred Stock (7)	377,280	94.32

_________________________
*           Less than 1.0%.
(1)
The applicable percentage of beneficial ownership is based on the number of shares of each class of voting stock outstanding as of the Record Date.  With respect to certain persons, the percentage of beneficial ownership of Class A Common Stock includes the shares of Class A Common Stock that may be acquired upon conversion of the Company’s Convertible Participating Preferred Stock but such shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Does not include 300 shares of Class A Common Stock and 300 shares of Class B Common Stock owned by Mr. Brady’s children as to which Mr. Brady disclaims beneficial ownership.
(3)	Includes 400 shares of the Company’s Convertible Participating Preferred Stock, which are convertible into shares of Class A Common Stock on a one-for-one basis.
(4)	See notes 4, 7, 14, and 17 to the table under the heading “ -- Security Ownership of Certain Beneficial Owners.”
(5)	See notes 15 and 18 to the table under the heading “ -- Security Ownership of Certain Beneficial Owners.”
(6)	See notes 2, 3, 6, 16, and 21 to the table under the heading “ -- Security Ownership of Certain Beneficial Owners.”
(7)
See footnotes (2) through (6).  With respect to the Class A Common Stock, also includes 524,048 shares held by the 401(k) Plan over which the Company’s officers may be deemed to have shared voting and investment power.  With respect to the Class B Common Stock, also includes 300,000 shares related to the Pension Plan and 106,816 shares held by the 401(k) Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors, officers and shareholders owning more than 10% of a registered class of equity securities of the Company file reports regarding their ownership and changes in that ownership with the SEC.  The Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were met for fiscal 2011.

PROPOSAL TWO: TO PROVIDE AN APPROVAL ON EXECUTIVE COMPENSATION

As required by SEC rules, we are asking our shareholders to provide an advisory, nonbinding vote to approve the compensation awarded to our named executive officers, as we have described it in the “Compensation of Executive Officers” section of this Proxy Statement.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

You may vote for or against the following resolution, or you may abstain. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and procedures described in this Proxy Statement.

Accordingly, we ask our shareholders to vote on the following resolution at the Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation awarded to the Company’s named executive officers for 2011, as disclosed under SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related material included in this Proxy Statement.”

While this vote is advisory and not binding on our Company, the Board and the Compensation Committee expect to consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions.

The Board of Directors recommends that you vote “FOR” the approval of the foregoing resolution.

PROPOSAL THREE: TO PROVIDE AN ADVISORY VOTE ON THE FREQUENCY OF   FUTURE ADVISIORY VOTES ON EXECUTIVE COMPENSATION

In addition to providing our shareholders with the opportunity to cast an advisory vote on executive compensation, we are also seeking an advisory, nonbinding vote on how frequently the advisory vote on executive compensation should be presented to shareholders, as required by SEC rules. You may vote your shares to have the advisory vote held annually, every two years or every three years, or you may abstain.

Our Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company and therefore our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation. In determining its recommendation, the Board considered how an advisory vote once every three years will provide our shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. An advisory vote occurring once every three years will also permit our shareholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.

The Company recognizes that the shareholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation.

While this vote is advisory and not binding on our Company, the Board expects to take into account the outcome of the vote, along with other relevant factors, and when considering future advisory votes on executive compensation.

The Board of Directors recommends a vote of “Every Three Years” on Proposal Three relating to the frequency of future advisory votes on executive compensation.

PROPOSAL FOUR: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed BDO USA, LLP (BDO USA) to act as auditors for the fiscal year ending March 31, 2012.  BDO USA has served as the Company’s registered independent public accounting firm since December 8, 2005.  A representative of BDO USA is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

At the Annual Meeting, the shareholders will be asked to ratify the selection of BDO USA as the Company’s independent registered public accounting firm.  Pursuant to the rules and regulations of the SEC, the Audit Committee has the direct responsibility to appoint, retain, approve the compensation and oversee the work of the Company’s independent registered public accounting firm.  Consequently, the Audit Committee will consider the results of the shareholder vote on ratification, but will exercise its judgment, consistent with its primary responsibility, on the appointment and retention of the Company’s independent auditors.

The directors of the Company unanimously recommend a vote FOR the ratification of BDO USA as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012.

Principal Accountant Fees and Services

The following table shows the fees paid or accrued by the Company for the audit and other services provided by BDO USA for fiscal years 2011 and 2010.

	2011	2010
Audit Fees (1)	$660,591	$623,834
Audit-Related Fees (2)	--	70,000
All Other Fees	--	--
Total	$660,591	$693,834
_________________________
(1)	Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services rendered.
(2)
Includes fees and expenses for services rendered from April through March of the fiscal year, notwithstanding when the fees and expenses were billed. Consists of attestations related to SEC filings, including current reports on Form 8-K related to acquisitions, comfort letters, consents, and comment letters.

All audit, audit-related and non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by BDO USA was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.  The Audit Committee’s pre-approval policies provide that the Chairman of the Audit Committee has the authority to approve individual audit related and permitted non-audit engagements up to $10,000 subject to subsequent review and approval by the entire audit committee.  Larger engagements require majority Audit Committee approval.  There were no engagements of this type provided by the principal accountant during the last two years.

OTHER MATTERS

The management of the Company does not know of any other matters to come before the Annual Meeting.  However, if any other matters come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR THE

2012 ANNUAL MEETING

Proposals for the Company’s Proxy Material

Any Company shareholder who wishes to submit a proposal for presentation at the Company’s 2012 Annual Meeting must submit such proposal to the Company at its office at 3736 South Main Street, Marion, New York 14505, Attention: Secretary, no later than March 3, 2012, in order to be considered for inclusion, if appropriate, in the Company’s proxy statement and form of proxy relating to its 2012 Annual Meeting.

Proposals to be Introduced at the Annual Meeting but not Intended to be Included in the Company’s Proxy Material

For any shareholder proposal to be presented in connection with the 2012 Annual Meeting, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, a shareholder must give timely written notice thereof to the Company in compliance with the advance notice provisions of the federal securities laws.  To be timely, a qualified shareholder must give written notice to the Company at the Company’s offices not later than May 17, 2012.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Jeffrey L. Van Riper

JEFFREY L. VAN RIPER

Secretary

SENECA FOODS CORPORATION
3736 South Main Street
Marion, NY 14505

PROXY
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 4, 2011

The undersigned shareholder of SENECA FOODS CORPORATION (the "Company") hereby appoints and constitutes ARTHUR S. WOLCOTT and KRAIG H. KAYSER, and either of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned to attend the annual meeting of shareholders of the Company to be held at 3736 South Main Street, Marion, New York, on Thursday, August 5, 2011, at 12:00 Noon., Eastern Daylight Savings Time, and any and all adjournments thereof (the "Meeting"), and to vote all shares of stock of the Company registered in the name of the undersigned and entitled to vote at the Meeting upon the matters set forth below:

MANAGEMENT RECOMMENDS A VOTE FOR ITEM 1, FOR ITEM 2, "EVERY THREE YEARS" ON ITEM 3, AND FOR ITEM 4.

1. Election of Directors: Election of three nominees to serve until the annual meeting of shareholders in 2014 and until their successors are duly elected and shall qualify:

☐  FOR all nominees listed below      ☐ WITHHOLD AUTHORITY to vote for     ☐ FOR all except nominees
                                                             all nominees listed below.                                  indicated below.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through their name in the list below:

Peter R. Call, Samuel T. Hubbard, Arthur S. Wolcott

2. To provide an advisory vote for approval on executive compensation.

☐ FOR             ☐ AGAINST
☐ ABSTAIN

3. To provide an advisory vote on the frequency of future advisory votes on executive compensation.

¨ EVERY THREE YEARS     ¨ EVERY TWO YEARS
¨ EVERY YEAR    ☐ ABSTAIN

4 Appointment of Auditors: Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012.

☐ FOR             ☐ AGAINST

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

The shares represented by this Proxy will be voted as directed by the shareholder.  IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1, ITEM 2, ITEM 4 AND "EVERY THREE YEARS" FOR ITEM 3.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature_______________________________ Dated:__________________________________

________________________________________
Joint owners should each sign. Executors,
administrators, trustees, guardians, and
corporate officers should give their titles.

(PLEASE SIGN AND RETURN PROMPTLY)